UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2017

GROTE MOLEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-18958	20-1282850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10615 Professional Circle, Suite 201, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (855) 807-8776

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

Grote Molen, Inc. (the "Company") has scheduled its 2017 annual meeting of stockholders (the "2017 Annual Meeting") for May 24, 2017.  In accordance with the Company's bylaws (the "Bylaws"), stockholders who intend to submit a proposal regarding a director nomination at the 2017 Annual Meeting must ensure that notice of any such proposal (including certain additional information specified in the Bylaws) is received by the corporate secretary at the Company's principal executive offices at Grote Molen, Inc., 10615 Professional Circle, Suite 201, Reno, Nevada 89521, and addressed to the attention of the Corporate Secretary no later than 5:00 p.m. Pacific Daylight Time on May 3, 2017. The Company has set a deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for inclusion in the Company's proxy materials for the 2017 Annual Meeting and which is consistent with our Bylaws. In order to be considered timely, such proposals must be received by the Company at its principal executive offices, addressed to the attention of the corporate secretary, no later than 5:00 p.m. Pacific Daylight Time on May 3, 2017. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a- 4(c) under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2017

GROTE MOLEN, INC.

By:/s/ Robert Graham
Name: Robert Graham
Title: Chief Executive Officer